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                                                                    EXHIBIT 99.4

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                                                                 PROXY CARD
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                                ADMISSION TICKET

     This is your Admission Ticket to Amgen's Special Meeting of Stockholders.

    Please present this Admission Ticket at one of the registration stations where you will be asked to display some form of personal identification.



                              FOLD AND DETACH HERE
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                                   AMGEN INC.
              One Amgen Center Drive, Thousand Oaks, CA 91320-1799
                      Proxy Solicited by Board of Directors
      For the Special Meeting of Stockholders to be Held on _________, 2002

     The undersigned stockholder of Amgen Inc., revoking all prior proxies, hereby appoints Kevin W. Sharer, Richard D. Nanula and Steven M. Odre (the "Proxy Holders"), or any of them, each with the power of substitution, to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote the shares of Amgen Inc. common stock of the undersigned at the Special Meeting of Stockholders of Amgen Inc. to be held at the __________________________, California ______, at ____ _.m., PT, on _______,
2002, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

     You are encouraged to specify your choice by marking the appropriate box, see reverse side, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations.

    Please mark, sign, date and return promptly using the enclosed envelope.


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________________________________________________________________    ________________________________________________________________
                   To Vote Over The Internet                                           To Vote By Telephone
________________________________________________________________    ________________________________________________________________

     Follow these four steps:                                            Follow these four steps:

     (1) Read the accompanying Joint Proxy Statement/                    (1) Read the accompanying Joint Proxy Statement/
         Prospectus and Proxy Card.                                          Prospectus and Proxy Card.

     (2) Go the Web site:                                                (2) Call toll free on a touch-tone phone
         http://______________________                                       ___________.   If outside the continental U.S.
                                                                             call collect on a touch-tone phone ___________.

     (3) Enter your _______ digit Control Number located on              (3) Enter your _______ digit Control Number located
         your Proxy Card above your name.                                    on your Proxy Card above your name.

     (4) Follow the instructions provided.                               (4) Follow the recorded instructions.


                          Do not return your Proxy Card if you are voting over the Internet or by telephone.

                                                      FOLD AND DETACH HERE
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[X]    Please mark your votes
       as in this example.
                                                                                 FOR               AGAINST             ABSTAIN
1.   To approve the issuance of shares of Amgen Inc. common stock,
     $0.0001 par value per share, pursuant to the Agreement and
     Plan of Merger among Amgen Inc., AMS Acquisition Inc. and                   [ ]                 [ ]                 [ ]
     Immunex Corporation, dated as of December 16, 2001.

2.   In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the Special
     Meeting of Stockholders and at any continuation, postponement or adjournment thereof.


                                    As of the date of the Joint Proxy Statement/Prospectus, the Board of Directors knows of no other business to be presented by or on behalf of Amgen or the Board of Directors at the Special
                                    Meeting of Stockholders.

                                    This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR proposal 1. The Board of Directors recommends a vote FOR proposal 1.

                                    As of the date hereof, the undersigned hereby acknowledges receipt of the accompanying Notice of
                                    Special Meeting of Stockholders to be held on _________, 2002 and the Joint Proxy
                                    Statement/Prospectus.

                                    Change of Address:

                                    ________________________________________________________________________________________________

                                    ________________________________________________________________________________________________

                                    ________________________________________________________________________________________________

________________________________  Date: _______________ _______________________  Date:_________________
   Signature(s)                                               Signature(s)

NOTE:    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person, stating title.

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